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                                                                      Exhibit 99

[FLEET LOGO]                                         CONTACT:
FOR IMMEDIATE RELEASE                                Media:
                                                     James E. Mahoney
                                                     617-434-9552

                                                     Investor:
                                                     John Kahwaty
                                                     617-434-3650

                    FLEET ANNOUNCES SHARE REPURCHASE PROGRAM

          10 PERCENT BUYBACK REFLECTS FLEET'S CONFIDENCE IN ITS STOCK
                           AND THE US FINANCIAL SYSTEM

         BOSTON, SEPTEMBER 16, 2001 - FleetBoston Financial announced today that it has received authorization from its Board of Directors to repurchase up to $4 billion of the company's outstanding common stock prior to December 31, 2002. Based on the current share price, this authorization represents approximately
10 percent of the company's outstanding shares.

        "Our conviction about the long-term value of our franchise is matched only by our confidence in the enduring strength of the financial industry and markets. This move represents an active pledge of our considerable capital to support our beliefs on both fronts," said Terrence Murray, chairman and CEO of FleetBoston Financial.

         FleetBoston Financial is the seventh-largest financial holding company in the United States. A diversified financial services company with assets exceeding $200 billion, Fleet offers a comprehensive array of innovative financial solutions to 20 million customers in more than 20 countries and territories. Among the company's key lines of business are: retail banking, with nearly 1,700 branches and more than 3,800 ATMs in the Northeast; corporate banking, including capital markets/investment banking and commercial finance; investment services, including nationwide brokerage; and full-service banking through more than 250 offices in Latin America. FleetBoston Financial is headquartered in Boston and listed on the New York Stock Exchange (NYSE: FBF) and the Boston Stock Exchange (BSE: FBF).

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